UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2008

Great Wolf Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51064	51-0510250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 West Washington Ave, Madison, Wisconsin		53703
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	608-661-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2008, the Compensation Committee of the Board of Directors (the "Committee") of Great Wolf Resorts, Inc. (the "Company") took the actions described below.

2008 Short-Term Cash Incentive Compensation
The Compensation Committee approved maximum short-term cash incentive award amounts for 2007, determined as a percentage of base salary, for certain of the Company’s Named Executive Officers. The actual short-term incentive award to each officer will be subject to a number of factors, including:

- The Company achieving certain levels of Adjusted EBITDA (as defined by the Company) for 2008;
- The Company achieving certain levels of Adjusted EPS (as defined by the Company) for 2008; and
- The individual achieving certain individual, business unit and/or departmental performance goals in 2008, as determined by the Compensation Committee.

2008 Long-Term Incentive Compensation
The Compensation Committee approved maximum long-term stock-based incentive compensation amounts for 2008 for certain of the Company’s Named Executive Officers. The stock-based compensation amounts will consist of performance-based shares of the Company’s common stock. The stock-based compensation total award amounts consist of annual equity grant amounts.

The actual long-term incentive compensation award to each officer will be subject to a number of factors. With regard to each officer’s annual equity grant amount, those factors include:

- A portion of the award amount may be earned based on the Company’s common stock performance in calendar year 2008 relative to the total return of a relevant stock index, as designated by the Compensation Committee, for calendar year 2008. Under this performance criterion, an individual may earn a portion of his or her total potential award amount if the Company’s stock performance for a calendar year is at least 80% of the performance of the relevant stock index designated by the Compensation Committee. The individual will earn less than the full portion amount of his or her award amount if the Company’s stock performance for a calendar year is less than 120% of the designated index’s performance, and will earn no award under this performance criterion if the Company’s stock performance for a calendar year is less than 80% of the designated index’s performance.

- A portion of the award amount may be earned based on the individual achieving certain individual, business unit and/or departmental performance goals in calendar year 2008, as determined by the Compensation Committee.

Shares earned under these awards under the annual equity grant will vest 1/3 on December 31, 2008, 1/3 on December 31, 2009, and 1/3 on December 31, 2010.
For shares granted under the annual equity grant program, vesting of the shares will accelerate upon a termination of the officer by the Company without cause; a termination of employment by the officer for good reason, death or disability; or a change in control of the Company. Officers will forfeit all unvested annual equity grant awards upon termination by the Company with cause or a voluntary termination by the officer without good reason.

The maximum number of shares that may be earned under these annual equity grant and multi-year equity grant awards is 122,133. Based on the March 4, 2008 closing price of the Company’s common stock of $6.87, the maximum value of those shares as of the grant date is $839,054.

All long-term incentive stock-based compensation awards for the Company’s Named Executive Officers as described above will be made pursuant to the Company’s 2004 Incentive Stock Plan, which has previously been filed with the Securities and Exchange Commission.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.

March 5, 2008	By:	J. Michael Schroeder

Name: J. Michael Schroeder
Title: Corporate Secretary